Exhibit 10.13

EXECUTION COPY

INDEMNIFICATION AGREEMENT
(FSA Global Business)

This INDEMNIFICATION AGREEMENT (this “Agreement”), dated as of July 1, 2009, is made by and between Financial Security Assurance Inc. (“FSA”), a New York corporation, Assured Guaranty Ltd., a Bermuda company (“Assured”) and Dexia Crédit Local S.A., a French share company licensed as a bank under French law (“DCL”).

RECITALS

WHEREAS, pursuant to a Purchase Agreement, dated as of November 14, 2008 (as amended, modified or otherwise supplemented from time to time, the “Purchase Agreement”), among Dexia Holdings, Inc. (“DHI”), DCL and Assured, DHI has agreed to sell and transfer to Assured all of the Shares (as defined in the Purchase Agreement) owned by DHI of Financial Security Assurance Holdings Ltd. (“FSAH”);

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, (a) DHI has agreed to (i) assume all rights and obligations related to and incurred in connection with the operation of the Medium-Term Note Business and (ii) manage the day-to-day operations of the Medium-Term Note Business in each case through its Affiliate, DCL and (b) FSA has agreed to (i) retain all rights and obligations related to and incurred in connection with the operation of the Leveraged Tax Lease Business and (ii) manage the day-to-day operations of the Leveraged Tax Lease Business (such agreements being collectively referred to as the “FSA Global Business Separation”);

WHEREAS, in furtherance of the FSA Global Business Separation, the parties hereto desire to enter into this Agreement in order to, among other things, provide for certain indemnities, on the terms and subject to the conditions set forth herein;

WHEREAS, in addition to this Agreement, the FSA Global Business Separation will be effectuated by, among other agreements, the Separation Agreement, dated as of the date hereof (the “Separation Agreement”) by and among FSA, Financial Security Assurance International Ltd. (“FSA International”), DCL, FSA Global Funding Limited (“FSA Global”) and Premier International Funding Company (“Premier”), the FSA Global DCL Guarantees, the FSA Global Guarantee Reimbursement Agreement;

NOW, THEREFORE, in consideration of the promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                      Certain Definitions.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth (x) in the Separation Agreement or (y) if not defined therein, then in the Purchase Agreement.

Section 1.2                                      Other Terms.  Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.

Section 1.3                                      Other Definitional Provisions.

(a)                                  The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)                                 The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)                                  The word “or” will be inclusive and not exclusive unless the context requires otherwise.

ARTICLE II

FSA GLOBAL BUSINESS INDEMNIFICATION

Section 2.1                                      Indemnification by Assured.  Assured agrees (upon the terms and subject to the conditions of this Agreement) to indemnify and hold harmless DCL, each Affiliate of DCL and each of the past, present and future directors, officers, employees and agents of DCL and each such Affiliate of DCL (collectively, the “Dexia Indemnified Parties” and, together with the FSA Indemnified Parties, the “Indemnified Parties”) against any and all actions, suits, hearings, proceedings, injunctions, judgments, orders, decrees, rulings, losses, direct damages, liabilities, and reasonable costs and expenses (including reasonable attorneys’ fees and expenses incurred in defending any losses covered hereby, but excluding in each case any other indirect, consequential, special or punitive damages as referenced in Section 3.5) (collectively, “Losses”)), incurred after the Closing Date by any Dexia Indemnified Party arising out of or as a result of:

(a)                                  the Leveraged Tax Lease Business (including the Debt PUAs and the A-Loans) except to the extent that such Losses resulted from:

(i)                                     the status of such Debt PUAs or A-Loans as collateral securing the MTNs, Debt PUA Notes or Equity PUA Notes and application of proceeds of the A-Loans to the MTNs or Equity PUA Notes,

(ii)                                  the failure of amounts paid to the Person entitled to receive such amounts under the A-Loans to be applied to the Debt PUA Notes,

(iii)                               the breach of any representation or warranty of the FSA Parties under the Separation Documents as of the Closing Date and the breach by any other party to the Separation Documents of any of such party’s representations, warranties, covenants or other agreements under the Separation Documents,

(iv)                              any tax shelter registration not being filed with the Internal Revenue Service or any state or local taxing authority or any tax shelter designation agreement not being entered into in connection with the Leveraged Tax Lease Business, in each case on or before the date required by applicable law or regulation, or

(v)                                 the failure of UCC financing statements, UCC continuation statements, filings with the Surface Transportation Board and other filings with Governmental Authorities to be timely filed in connection with the Leveraged Tax Lease Business.

(b)                                 subject to Section 2.1(e) of the Separation Agreement, any breach by the FSA Parties of any of the FSA Parties’ covenants or other agreements under the Separation Documents; or

(c)                                  any third-party legal or other expenses reasonably incurred by a Dexia Indemnified Party in connection with (A) investigating any potential Loss where a Dexia Indemnified Party has received notice of a potential claim, demand or legal action relating to such potential Loss from a Person who is (i) not a Dexia Indemnified Party and (ii) not a representative or agent of a Dexia Indemnified Party (other than a trustee, collateral agent or other administrator under, or other Person delivering notice pursuant to, the MTN Business Transaction Documents or Leveraged Lease Transaction Documents), or (B) defending any loss, claim, damage, liability or action relating to a Loss or potential Loss that, in the case of (A) or (B), is indemnified by Assured as Indemnifying Party hereunder, or enforcing its rights hereunder;

provided, however, that Assured and its Affiliates shall have (x) no obligation to indemnify the Dexia Indemnified Parties for any Losses, (y) no responsibility to any Dexia Indemnified Party for costs of capital and (z) no obligation to post collateral, in each case as contemplated under Section 6.13(d)(i)(F) of the Purchase Agreement.  In addition, Assured and its Affiliates shall have no obligation to indemnify the Dexia Indemnified Parties hereunder for (x) any Losses incurred by such Dexia Indemnified Party, if such Loss was incurred by such Person in connection with an action, event or circumstance for which DCL indemnifies and holds harmless an FSA Indemnified Party pursuant to Section 2.2 below or (y) amounts paid under an FSA Global DCL Guarantee by DCL.

The indemnification provided in this Section 2.1 shall be in addition to any liability which Assured may otherwise have pursuant to the Purchase Agreement, the Separation Documents or otherwise but without duplication in respect of the same Loss.  For the avoidance of doubt, (i) Assured hereby acknowledges that the Limit to indemnification provided for in Section 9.1 of the Purchase Agreement is not applicable to the indemnification provided in this Section 2.1, (ii) Assured shall have no obligation to indemnify the Dexia Indemnified Parties under this Agreement for any Losses related to the Leveraged Tax Lease Business that arise after the Closing Date but relate to claims based on any event, fact, condition, circumstance, act, omission or failure to act which existed or occurred prior to or at the Closing Date and (iii) Losses shall not include salaries, overhead costs, operating expenses or other ordinary course business costs and expenses of the Dexia Indemnified Parties.

Section 2.2                                      Indemnification by DCL.  DCL agrees (upon the terms and subject to the conditions of this Agreement) to indemnify and hold harmless the FSA Parties and Assured, each Affiliate of the FSA Parties and Assured, and each of the past, present and future directors, officers, employees and agents of the FSA Parties, Assured and each such Affiliate of the FSA Parties and Assured (collectively, the “FSA Indemnified Parties”) against any and all Losses incurred after the Closing Date by any FSA Indemnified Party arising out of or as a result of:

(a)                                  the Medium-Term Note Business (including, the exercise or non-exercise by an FSA Party of an FSA Right pursuant to the terms of the Separation Agreement), except to the extent (i) such Losses result from the breach of any covenant or other agreement of any FSA Party under the Separation Documents and (ii) such breach referred to in clause (i) above does not arise out of or relate to a protected reliance, action, assumption or failure to investigate by FSA pursuant to Section 2.1(e) of the Separation Agreement;

(b)                                 any tax shelter registration not being filed with the Internal Revenue Service or any state or local taxing authority or any tax shelter designation agreement not being entered into in connection with the Leveraged Tax Lease Business, in each case on or before the date required by applicable law or regulation;

(c)                                  the status of the Debt PUAs or A-Loans as collateral securing the MTNs, Debt PUA Notes or Equity PUA Notes and application of proceeds of the A-Loans to the MTNs or Equity PUA Notes;

(d)                                 the failure of amounts paid to the Person entitled to receive such amounts under the A-Loans to be applied to the Debt PUA Notes;

(e)                                  the failure of UCC financing statements, UCC continuation statements, filings with the Surface Transportation Board and other filings with Governmental Authorities to be timely filed in connection with the Leveraged Tax Lease Business; provided, that DCL shall not be liable for any Loss caused by such failure and incurred by an FSA Indemnified Party after the 18th month following the Closing Date, to the extent that such Loss could have been avoided by such FSA Party filing a UCC financing statement or continuation statement before the end of the 18th month following the Closing Date and such UCC financing statement or continuation statement has not been filed prior to the end of such 18th month;

(f)                                    the breach of any representation or warranty of the FSA Parties under the Separation Documents as of the Closing Date and the breach by any other party to the Separation Documents of any of such party’s representations, warranties, covenants or other agreements under the Separation Documents;

(g)                                 any third-party legal or other expenses reasonably incurred by the FSA Indemnified Parties in connection with (A) investigating any potential Loss where an FSA Indemnified Party has received notice of a potential claim, demand or legal action relating to such potential Loss from a Person who is (i) not an FSA Indemnified Party and (ii) not a representative or agent of an FSA Indemnified Party (other than a trustee, collateral agent or other administrator under, or other Person delivering notice pursuant to, the MTN Business Transaction Documents or Leveraged Lease Transaction Documents), or (B) defending any loss, claim, damage, liability or action relating to a Loss or potential Loss that, in the case of (A) or (B), is indemnified by DCL as Indemnifying Party hereunder, or enforcing its rights hereunder; or

(h)                                 any breach of the representation and warranty in Section 2.09 of the Strip Coverage Liquidity and Security Agreement, dated as of July 1, 2009, by and between FSA and DCL;

provided, however, that, except in connection with any Collateral Posting or Claims Reserve LOC (and any breach by DCL of its obligations with respect to such Collateral Posting or such Claims Reserve LOC ), DCL and its Affiliates shall have (x) no obligation to indemnify the FSA Indemnified Parties hereunder for any Losses, (y) no responsibility to any FSA Indemnified Party for costs of capital and (z) no obligation to post collateral, in each case as contemplated under Section 6.13(d)(i)(F) of the Purchase Agreement.  In addition, DCL and its affiliates shall have no obligation to indemnify the FSA Indemnified Parties for (x) any Losses incurred by such FSA Indemnified Party, if such Loss was incurred by such Person in connection with an action, event or circumstance for which Assured indemnifies and holds harmless a Dexia Indemnified Party pursuant to Section 2.1 above or (y) the FSA Percentage (if any) of any claim paid under an FSA Policy by an FSA Party.

The indemnification provided in this Section 2.2 shall be in addition to any liability which DCL may otherwise have pursuant to the Purchase Agreement, the Separation Documents, or otherwise but without duplication in respect of the same Loss.  For the avoidance of doubt, (i) DCL hereby acknowledges that the Limit to indemnification provided for in Section 9.1 of the Purchase Agreement is not applicable to the indemnification provided in this Section 2.2, (ii) amounts that have been timely paid by DCL under Section 2.1(b) of the Funding Guaranty shall not give rise to Losses under this Section 2.2 unless such amounts become subject to a proceeding in connection with a Bankruptcy Event related to DCL or an Affiliate thereof and (iii) Losses shall not include salaries, overhead costs, operating expenses or other ordinary course business costs and expenses of the FSA Indemnified Parties.

Section 2.3                                      Taxes.  Notwithstanding any other provision of this Agreement to the contrary, all rights and obligations with respect to Taxes imposed on or with respect to payments made under this Agreement shall be governed solely by Section 8.2 of the Separation Agreement.

Section 2.4                                      Revocation of Limits.  For the avoidance of doubt, the parties hereto and DHI hereby acknowledge and agree that the limits to indemnification provided in the Purchase Agreement are hereby superseded and revoked to the extent of the agreement of the parties hereto set forth herein.  The rights of the parties hereunder are in addition to rights the parties may have under applicable law.

Section 2.5                                      Limitation on Indemnity.  The indemnification provided in Sections 2.1 and 2.2 shall not cover any Losses to the extent finally adjudicated, settled, determined or otherwise agreed upon by the parties hereto to have resulted from a material breach after the Closing Date by a Dexia Indemnified Party or an FSA Indemnified Party, as applicable, of such Indemnified Party’s obligations under the Separation Documents.  Any determination that the indemnification provided in Sections 2.1 and 2.2 is not available with respect to any Losses as a result of the application of this Section 2.4 shall not be deemed a determination with respect to any other Losses and shall not otherwise affect the availability of the indemnification under Sections 2.1 and 2.2 for other Losses.

Section 2.6                                      Lien Perfection.  DCL will on demand reimburse FSA for 50% of the reasonably documented out-of-pocket costs and expenses incurred by FSA in investigating and remedying potential failures to make UCC and other filings to perfect liens relating to the Leveraged Tax Lease Business, provided that the liability of DCL under this section will not exceed $50,000.

ARTICLE III

INDEMNIFICATION PROCEDURES

Section 3.1                                      Mitigation of Losses.  Assured and DCL shall each be required to take, and to cause any Indemnified Party under its respective Control to take, all actions permitted to be taken by such Person under the Separation Documents and reasonably necessary to mitigate any Losses in respect of which they or, if applicable, their related Indemnified Parties may seek indemnification hereunder during such period as the Indemnified Party was aware of the claim giving rise to the Loss.

Section 3.2                                      Method of Asserting Claims, Etc.

(a)                                  All claims for indemnification by any Indemnified Party under this Agreement shall be asserted and resolved as set forth in this Section.  In the event that any written claim or demand for which Assured or DCL, as the case may be (an “Indemnifying Party”), may be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event later than 15 days following such Indemnified Party’s receipt of such claim or demand, notify in writing the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the “Third Party Claim Notice”).  The failure by any Indemnified Party to timely deliver the Third Party Claim Notice shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party hereunder, except to the extent that the Indemnifying Party has been materially prejudiced or suffers any Loss by such failure.

(b)                                 With respect to claims or demands for which a Third Party Claim Notice has been delivered under Section 3.2(a), the Indemnifying Party shall have thirty (30) days after the delivery of the Third Party Claim Notice (the “Notice Period”) to notify the Indemnified Party whether or not it desires to defend the Indemnified Party against such claim or demand.  During the Notice Period and thereafter the Indemnified Party shall provide the Indemnifying Party with such information relating to the claim or demand as the Indemnifying Party shall reasonably request.  Assumption of the defense against any such claim or demand shall not in any way be deemed an acknowledgment of any kind that such claim or demand is subject to indemnification.  All costs and expenses incurred by the Indemnifying Party in defending any such claim or demand shall be borne by the Indemnifying Party.  Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall have the sole power to direct and control such defense.  If the Indemnifying Party so elects to assume the defense of such claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party, except as hereinafter provided.  If any Indemnified Party desires to participate in, but not control, any such defense it may do so at its sole cost and expense, except as hereinafter provided.  The Indemnified Party shall not settle, compromise or discharge a claim or demand for which it is indemnified by the Indemnifying Party or admit to any liability with respect to such claim or demand without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).  The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), settle, compromise or offer to settle or compromise any such claim or demand unless the terms of such settlement provide for no relief other than payments (including without limitation payment of monetary damages) that are not to be paid by the Indemnified Party or any of its Affiliates.  To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party shall provide the Indemnifying Party and its counsel reasonable access (subject to confidentiality obligations) to all relevant business records and other documents, employees and properties and shall use its reasonable best efforts to assist, and to cause the employees and counsel of the Indemnified Party to assist, in defense of such claim. Notwithstanding the foregoing, if the Indemnifying Party elects not to defend the Indemnified Party or if the Indemnified Party is advised by outside counsel that a conflict of interest exists that requires the Indemnified Party to be represented by separate counsel under the applicable rules of professional responsibility or if the court or arbitrator to which the third party claim is pending determines that a conflict of interest exists such that the Indemnifying Party’s counsel is prohibited by such court or arbitrator or otherwise unable to adequately represent the Indemnified Party with respect to such third party claim, the Indemnified Party shall (at the sole cost and expense of the Indemnifying Party in accordance with and subject to this Article III) have the right and the obligation to vigorously defend the claim or demand by appropriate proceedings and shall have the sole power to direct and control such defense with respect to itself, subject to the restriction on settlement pursuant to this Article III.  In any event, the Indemnifying Party shall, at its own expense, have the right to participate in the defense or settlement of any third party claim or demand for which the Indemnifying Party may be liable hereunder.

(c)                                  In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a third party, the Indemnified Party shall deliver express written notice of such claim (a “Direct Claim Notice”) (specifying in reasonable detail the basis for, and estimated amount of, such claim) with reasonable promptness to the Indemnifying Party (and in any event, within 15 days of the date on which the Indemnified Party becomes aware or, with the exercise of reasonable diligence would have become aware, of such claim).  The failure by any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party hereunder, except to the extent that the Indemnifying Party has been materially prejudiced or suffers any Loss by such failure.

(d)                                 With respect to a claim against any Indemnifying Party hereunder, the related indemnification payment provided for hereunder, together with any Indemnification Payment Accrued Interest thereon, shall be paid to the Indemnified Party by no later than the applicable Indemnification Payment Due Date.

As used herein, the term “Indemnification Payment Due Date” means the later of (i) 45 days following delivery to the Indemnifying Party of the related Direct Claim Notice or Third Party Claim Notice, as applicable, and (ii) 5 Business Days following the date on which the Indemnified Party notifies the Indemnifying Party that the Indemnified Party has incurred the related Loss, and the term “Indemnification Payment Accrued Interest” means, with respect to a claim against any Indemnifying Party hereunder, interest on the amount of such claim, calculated using a per annum rate equal to the Prime Lending Rate and accruing from the Indemnification Payment Due Date, unless such payment is a Good Faith Contested Payment or an FSA Good Faith Contested Payment (as applicable), in which case interest will only accrue on such payment from the date it is no longer a Good Faith Contested Payment.

Section 3.3                                      Calculation of Losses.  The payment of any amount by the Indemnifying Party to the Indemnified Party under this Agreement shall be reduced by any amounts received by the Indemnified Party from any third party (other than an Affiliate of the Indemnified Party) or under applicable insurance policies owned by the Indemnified Party or its Subsidiaries.  For the avoidance of doubt, (i) payments under this Agreement shall in no event be in duplication of any payments by Assured, the FSA Parties, DCL or any of their Affiliates under the Separation Documents, the Purchase Agreement or any other agreement entered into in connection therewith and (ii) this Agreement shall not cover any Losses incurred in connection with other liabilities that Assured, the FSA Parties, DCL or any of their Affiliates has expressly agreed are not the responsibility of such party under the Separation Documents, the Purchase Agreement or any other agreement entered into in connection therewith.  DCL may treat Assured as the authorized representative of any FSA Indemnified Parties for purposes of any amendments, modifications or waiver to this Agreement or any communications with the FSA Indemnified Parties relevant to indemnification for a Loss covered under this Agreement.  Assured may treat DCL as the authorized representative of any Dexia Indemnified Parties for purposes of any amendments, modifications or waiver to this Agreement or any communications with the Dexia Indemnified Parties relevant to indemnification for a Loss covered under this Agreement.

Section 3.4                                      Assignment of Claims.  If an Indemnified Party receives any payment from an Indemnifying Party in respect of any Losses and the Indemnified Party could have recovered all or a part of such Losses from a third party (a “Potential Contributor”) based on the underlying claim or demand asserted against such Indemnifying Party, such Indemnified Party shall, to the extent permitted by Law and subject to Section 2.3 of the Separation Agreement, assign such of its rights to proceed against the Potential Contributor as are necessary to permit such Indemnifying Party to recover from the Potential Contributor the amount of such payment.

Section 3.5                                      No Consequential Damages.  Notwithstanding anything to the contrary contained herein, no Indemnifying Party shall be liable to or otherwise responsible to any Indemnified Party for indirect, consequential, incidental, special or punitive damages (including, without limitation, any lost profits, costs of capital or the consequences of any downgrade of any Indemnified Party) that arise out of or relate to this Agreement, the Purchase Agreement or the

Separation Documents or the performance or breach of, or any liability retained or assumed under, such agreements.

Section 3.6                                      Contribution.  To provide for just and equitable contribution if the indemnification provided by Assured pursuant to Section 2.1 or DCL pursuant to Section 2.2 is determined to be unavailable for any Dexia Indemnified Party or FSA Indemnified Party, respectively (other than due to application of this Article III), Assured or DCL, as applicable, shall contribute to the Losses incurred by such Indemnified Party in such proportion as shall be appropriate to reflect its relative fault, on the one hand, and the relative fault of the Indemnified Party, on the other hand.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE IV

MISCELLANEOUS

Section 4.1                                      Transaction Agreement.  This Agreement is a “Transaction Agreement” (as such term is defined in the Purchase Agreement) executed pursuant to the Purchase Agreement and is also a Separation Document.

Section 4.2                                      Amendment and Waiver.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof.

Section 4.3                                      Successors, Transferees and Assigns; Transfers of Obligations, etc.

(a)                                  Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by Assured without the consent of DCL, not to be unreasonably withheld, other than pursuant to any consolidation, amalgamation, merger, transfer of all or substantially all its assets or liabilities, or any other type of corporate reorganization, where such successor or transferee succeeds in full to Assured’s obligations hereunder.

(b)                                 Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by DCL without the consent of Assured, not to be unreasonably withheld, other than pursuant to a consolidation, amalgamation, merger, transfer of all or substantially all its assets or liabilities, or any other type of corporate reorganization, pursuant to which (i) such successor or transferee succeeds in full to DCL’s obligations hereunder; (ii) such successor or transferee is a regulated financial institution with a state or Federal branch within the United States; (iii) the Rating Agency Condition with respect to FSA is satisfied with respect to such consolidation, amalgamation, merger, transfer or corporate reorganization; (iv) the jurisdiction of organization of such successor or transferee is France, Belgium, Germany, Spain, Italy, Netherlands, Luxembourg, United Kingdom, Japan,

Australia, New Zealand, Canada, Ireland, Switzerland or the United States; and (v) the credit ratings of such successor or transferee are the same or better as those of DCL at the time of such consolidation, amalgamation, merger, transfer or corporate reorganization.

(c)                                  Any purported transfer that is not in compliance with this Section will be void ab initio.

Section 4.4                                      Parties in Interest; No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  Except as otherwise provided in Articles II and III with respect to FSA Indemnified Parties and Dexia Indemnified Parties, nothing in this Agreement, express or implied, is intended to confer upon any Person other than Assured and DCL or their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

Section 4.5                                      Counterparts.  This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

Section 4.6                                      Section Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 4.7                                      Notices.  All notices or other communications hereunder shall be deemed to have been duly given and made upon receipt thereof if given and made in writing and if (a) served by personal delivery upon the party for whom it is intended, (b) delivered by international courier service, or (c) sent by facsimile; provided, that the facsimile is promptly confirmed by telephone or by email and followed by written confirmation by registered mail thereof, to the Person at the address set forth below:

(a)                                  if to FSA, to:

Financial Security Assurance Inc.
31 West 52nd Street
New York, New York 10019
Attention:  General Counsel
Telecopy No.:  (212) 339-3529
Telecopy No.:  (212) 857-0541
Confirmation:  (212) 826-0100
Email:  generalcounsel@fsa.com

with copies (none of which shall constitute notice) to each of:

Assured Guaranty US Holdings Inc.
1325 Avenue of the Americas
New York, New York 10019
Attention:  General Counsel

Telecopy No.:  212-445-8705
Confirmation:  (212) 974-0100
Email:  generalcounsel@assuredguaranty.com

and

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
Attention: General Counsel
Telecopy No.:  (441) 296-3379
Confirmation:  (441) 299-9375

(b)                                 if to FSA International, to:

Financial Security Assurance International Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
Attention:  General Counsel
Telecopy No.:  (441) 296-2376
Confirmation:  (441) 299-9375

with copies (which shall not constitute notice) to:

Financial Security Assurance Inc.
31 West 52nd Street
New York, New York 10019
Attention: General Counsel
Telecopy No.: (212) 339-3529
Telecopy No.: (212) 857-0541
Confirmation: (212) 826-0100
Email: generalcounsel@fsa.com

and

Assured Guaranty US Holdings Inc.
1325 Avenue of the Americas
New York, New York 10019
Attention: General Counsel
Telecopy No.: 212-445-8705
Confirmation: (212) 974-0100
Email: generalcounsel@assuredguaranty.com

(c)                                  if to Assured, to:

Assured Guaranty Ltd.

30 Woodbourne Avenue
Hamilton HM 08 Bermuda
Attention: General Counsel
Telecopy No.:  (441) 296-3379
Telecopy No.:  212-445-8705
Confirmation:  (441) 299-9375
Email:  generalcounsel@assuredguaranty.com

(d)                                 if to DCL, to:

Dexia Crédit Local S.A.

1, Passerelle des Reflets

Tour Dexia la Défense

TSA 12203

92919 la Défense Cedex

Attention: Secretary General

France

Facsimile: +33 1 58 58 69 90

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
Rue de la Loi, 57
1040 Brussels, Belgium
Attention: Laurent Legein
Facsimile: 32 2 231 1661

and

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention:  Neil Whoriskey
Facsimile: (212) 225-3999

and

Dexia Crédit Local, New York Branch

445 Park Avenue

New York, New York 10022

Attention: General Counsel

Facsimile: (212) 753 5522

With a copy to:

Dexia SA/NV

Place Rogier 11

1210 Brussels, Belgium

Attention: Secretary General

Facsimile: +32 2 213 58 90

Email: secretarygeneral@dexia.com

and

HF Services LLC

Prior to July 27, 2009:

31 West 52nd Street

New York, NY  10019

Attention:  FP Operations

Telephone:  (212) 893-2700

Fax: (212) 893-2717

Email:  gicops@fsa.com

On and after July 27, 2009:

445 Park Avenue

5th Floor

New York, New York 10022

Attention:  FP Operations

Telephone:  (212) 893-2700

Facsimile: (212) 893-2717

Email: ops@hfservicesllc.com

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices or other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 3:00 P.M. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 4.8                                      Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK AND THE MANDATORY CHOICE OF LAW RULES CONTAINED IN THE UCC.  Each of Assured and DCL hereby irrevocably submits to the exclusive jurisdiction of any U.S. federal or state court in the City of New York for the purpose of any suit, action, proceeding or judgment arising out of or relating to this Agreement.  Each of Assured and DCL hereby consents to the laying of venue in any such suit, action or proceeding in New York County, New York, and hereby irrevocably waives any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and agrees not to plead or claim the same.  Notwithstanding the foregoing, nothing contained in this Agreement shall limit or affect the rights of any party hereto to enforce any judgment related to this Agreement in any jurisdiction or venue.  Any process in any such action shall be duly served if mailed by registered mail, postage prepaid, (i) with respect to any party (other than DCL) at its address designated pursuant to Section 4.7 and (ii) with respect to DCL, DCL appoints HF Services LLC (the “Process Agent”), with an office (a) on the date hereof and until July 27, 2009, at 31 West 52nd Street , New York, New York 10019, United States and (b) on and after July 27, 2009, at 445 Park Avenue, 5th Floor, New York, New York 10022, United States, as its agent to receive, on behalf of  DCL and its property, service of copies of the summons and complaint and any other process which may be served in any such action or proceeding.  Such service may be made by mailing or delivering a copy of such process to DCL in care of the Process Agent at the Process Agent’s above address, and DCL hereby authorizes and directs the Process Agent to accept such service on its behalf.  DCL may appoint a replacement Process Agent with an office in the State of New York by notice to FSA and Assured.

Section 4.9                                      WAIVER OF JURY TRIAL.  EACH OF ASSURED AND DCL HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.10                                SOVEREIGN IMMUNITY.  To the extent that DCL, or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, Assured and DCL hereby irrevocably and unconditionally waive, and agree not to plead or claim, to the fullest extent permitted by applicable law, any such immunity and consent to such relief and enforcement.

Section 4.11                                Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof unless such invalidity or unenforceability, after taking into account the mitigation contemplated by the next sentence, deprives a party of a material benefit contemplated by this Agreement.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable: (a) a suitable and equitable provision shall be substituted therefor in order to carry out, as far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.12                                Survival.  This Agreement shall survive until the first anniversary of the date on which (A) all obligations under the FSA MTN Business Policies and FSA Leveraged Tax Lease Policies are either terminated or paid in full and (B) all amounts owing to the FSA Parties under the MTN Business Transaction Documents (other than amounts owing to FSA Parties under the Insurance and Indemnity Agreements related to the FSA Percentage) have been paid in full.

Section 4.13                                Construction.  This Agreement has been negotiated by the parties and their respective counsel in good faith and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any party.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.

FINANCIAL SECURITY ASSURANCE INC.

By:
Name:
Title:

ASSURED GUARANTY LTD.

By:
Name: Robert Mills
Title: Chief Financial Officer

DEXIA CRÉDIT LOCAL S.A.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO SOLELY WITH RESPECT TO SECTION 2.4:

DEXIA HOLDINGS, INC.

By:
Name:
Title:

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